Exhibit 10.24

February 16, 2021	Par Technology Corporation
8383 Seneca Turnpike
New Hartford, NY 13413
Mr. Saveneet Singh	P 800.448.6505
c/o PAR Technology Corporation	www.partech.com
8383 Seneca Turnpike
New Hartford, New York 13413

Re: Amendment; Employment Letter (“Amendment”)

Dear Savneet:

Your Employment Letter dated February 27, 2020 (“Employment Letter”) with PAR Technology Corporation (the “Company”) is amended as set forth below in this Amendment. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Employment Letter.

Your annual base salary will be $575,000 and Section 4. (Short Term Incentive) of the Employment Letter is amended to increase your annual STI bonus threshold, target, and maximum payout for each of the Company’s fiscal years ending December 31, 2021 and 2022 from 80% (threshold), 90% (target), and 100% (maximum) to 90% (threshold),100% (target) and 110% (maximum) of your base salary earned in each of the foregoing fiscal years. Accordingly, the third sentence of Section 4. (Short Term Incentive) of the Employment Letter is hereby amended to read in its entirety as follows: “Your annual STI bonus threshold, target, and maximum payout for the Company’s fiscal year ending (a) December 31, 2021 (“FY 2021”) shall be 90% (threshold), 100% (target) and 110% (maximum) of your base salary earned in FY 2021, and (b) December 31, 2022 (“FY 2022”) shall be 90% (threshold), 100% (target) and 110% (maximum) of your base salary earned in FY 2022.”

Except as set forth in this Amendment and as amended hereby, all other terms and provisions of the Employment Letter shall remain unchanged and in full force and effect. If you agree with the terms of this Amendment, please evidence your agreement by signing and dating this Amendment in the space indicated below and return it to me. Feel free to contact me if you have questions or if you need any additional information.
Sincerely,

PAR Technology Corporation

By: __/s/ Bryan Menar________________
Name: Bryan A. Menar
Agreed and Accepted to: Title: Chief Financial Officer

_/s/ Savneet Singh______________________
Savneet Singh
February 16, 2021